Execution Copy

WOUND MANAGEMENT TECHNOLOGIES, INC.

SECURED PROMISSORY NOTE

$930,000 March 20, 2012

FOR VALUE RECEIVED, the undersigned, Wound Management Technologies, Inc., a Texas corporation ("**WMTI**") and Wound Care Innovations, LLC, a Nevada limited liability company ("**WCI**"), BioPharma Management Technologies, Inc, a Texas corporation ("**BioPharma**"), and Resorbable Orthopedic Products, LLC, a Texas limited liability company ("**Resorbable**," together with WMTI, WCI, BioPharma, each a "**Maker**," and collectively, the "**Makers**"), jointly and severally, hereby promise to pay to the order of Juventas, LLC, a Texas limited liability company ("**Payee**"), Nine Hundred and Thirty Thousand Dollars and No/100 ($930,000), together with interest thereon which shall accrue at a rate equal to (i) zero percent (0%) per annum for the period commencing on the date hereof and continuing through the Maturity Date and (ii) the lesser of (1) eighteen percent (18%) and (2) the Maximum Lawful Rate per annum for the period following the Maturity Date pursuant to the terms of this convertible promissory note (this "**Note**"). All payments on this Note shall be due and payable in lawful money of the United States of America. Interest shall compound annually and accrue and be calculated on the basis of a 365-day year for the actual number of days elapsed.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "**SECURITY AGREEMENT**") DATED AS OF THE DATE HEREOF AND EXECUTED BY MAKERS FOR THE BENEFIT OF THE PAYEE. ADDITIONAL RIGHTS OF PAYEE ARE SET FORTH IN THE SECURITY AGREEMENT.

1. Principal and Interest Payments. The principal of this Note, together with all accrued but unpaid interest hereon, shall be due and payable on May 20, 2012 (the "**Maturity Date**").

2. Prepayments. Makers may at their respective may at its sole option prepay all or any part of the principal of this Note, or interest thereon, before maturity without penalty or premium. All such prepayments shall first be applied to accrued interest under this Note, and the remaining balance of any such prepayments, if any, shall be applied to principal of this Note.

3. Method of Payment. All payments made under this Note, whether of principal or interest, shall be made by any Maker to Payee on the date specified or provided herein and shall be delivered by means of certified or cashiers' check or wire transfer of immediately available funds to an account specified by the holder hereof. Whenever payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. "**Business Day**" means every day which is not a Saturday, Sunday or legal holiday in Dallas, Texas.

4. Events of Default; Remedies.

(a) An "Event of Default" shall be deemed to have occurred hereunder if:

(i) The Maker fails to make any payment on any of the Note as and when the same becomes due and payable in accordance with the terms of this Note;

(ii) WMTI fails to pay the Total Note Payment Amount (as defined in that certain Settlement Agreement and Mutual Release, of even date herewith, by and among Payee, BGM, Inc., LB Technologies, Inc., GO Investments, Bryant Gaines, Jeff Ott, Maker, WCI, Resorbable, HEB, LLC (the "**Settlement Agreement**") in accordance with Section 2 of the Settlement Agreement;

(iii) WMTI breaches any representation or warranties made in the this Note or in the Security Agreement, or such statement was not true when made, to the extent that such representation or warranty relates to a specific timeframe, and such breach is not cured within fifteen (15) days following written notice from Payee to Maker specifying in reasonable detail such breach;

(iv) The Maker makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator, receiver or custodian (or similar official) of it or of any substantial part of its assets, or if the Maker commences any proceeding or case relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or takes any action to authorize any of the foregoing;

(v) Any petition or application of the type described in (iv) above is filed or if any such proceeding or case described in subparagraph (iv) is commenced against the Maker and (i) shall remain unopposed for thirty (30) days or (ii) is not dismissed within sixty (60) days, or if the Maker indicates its approval thereof, consents thereto or acquiesces therein, or if an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating the Maker bankrupt or insolvent, or approving a petition in any such proceeding, or if a decree or order for relief is entered in respect of the Maker in an involuntary case under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction; or

(vi) Except for that certain Senior Promissory Note, dated as of March 4, 2011, made by WMTI for the benefit of Ken Link, there is a default in any agreement to which the Maker is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any indebtedness for money borrowed or indebtedness evidenced by notes, debentures, bonds or other similar instruments ("**Indebtedness**") for the payment of which any Maker is responsible or liable.

(b) Rights and Remedies. In the event any one or more of the Events of Default occurs and is continuing, the Payee may (i) accelerate the maturity of the Note with notice to Maker at which time all such amounts shall be immediately due and payable; provided however, that all amounts owing pursuant to the Note shall automatically become due upon an Event of Default described in Section 4(a)(iv) and (v) above, (ii) proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power or right granted by this Agreement, (iii) enforce any other legal or equitable right of the Payee, and/or (iv) enforce all of Payee's rights and remedies pursuant any the Security Agreement or the Guaranty Agreement executed by Scott A. Haire for the benefit of the Payee, dated as of the date hereof (the "**Haire Guaranty**"). Payee's rights and remedies under the Note, the Security Agreement and the Haire Guaranty shall be cumulative. No exercise by Payee of one right or remedy shall be deemed an election, and no waiver by Payee of any

Event of Default shall be deemed a continuing waiver. No delay by Payee shall constitute a waiver, election, or acquiescence.

5. Representations and Warranties. The Maker represents and warrants that the following are true and correct on the date hereof and will be true and correct at all times until such Maker's obligations under this Note have been paid in full:

(a) (i) WMTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) WCI is a limited liability company organized, validly existing and in good standing under the laws of the State of Nevada, (iii) BioPharma is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (iv) Resorbable is a limited liability company organized, validly existing and in good standing under the laws of the State of Texas, in each case, with all requisite corporate or limited liability company power to execute and deliver this Note and to consummate the transactions contemplated hereby.

(b) The execution, delivery and performance by the Maker of this Note have been duly authorized by each Maker's Board of Directors. This Note has been duly executed and delivered by each Maker and constitutes legal, valid and binding obligations of each Maker, enforceable against each Maker in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

(c) The execution, delivery or performance of this Note does not (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the organizational documents of any Maker or any agreement, indenture or other instrument under which any Maker is bound, or (ii) violate or conflict with any judgment, decree, order of any court or any public, governmental or regulatory agency or body having jurisdiction over any Maker or the assets of any Maker.

(d) No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Note on the part of any Maker.

(e) Each Maker owns and has good title to the Collateral (as defined in the Security Agreement), free and clear of all liens, security interests, or encumbrances of any kind (each, a "Lien"), except Liens previously granted to Payee. Notwithstanding the foregoing, the Parties acknowledge and agree that there are currently UCC-1 Financing Statements on file with the Secretary of State of Texas covering the Collateral (the "**Outstanding Financing Statements**"), however, the underlying obligations of the Outstanding Financing Statements have been paid in full and no Lien exits on the Collateral

6. Delay or Omission Not Waiver. No delay or omission on the part of the holder of this Note in the exercise of any power, remedy or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

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7. Waiver. Any term, covenant, agreement or condition of this Note may, with the written consent of Makers and Payee, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), altered, modified or amended.

8. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Makers promise to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed.

9. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note made by Makers and Payee shall bind its successors and assigns, whether so expressed or not.

10. Maximum Lawful Rate. It is the intent of the Makers and holder of this Note to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law (the "**Maximum Lawful Rate**"). If the holder of this Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or refunded to Makers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term "**applicable law**" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

11. Governing Law; Venue. This Note shall be governed by and construed in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas. Any and all disputes arising or relating to this Note shall be adjudicated exclusively in Tarrant County, Texas.

12. Notice. All notices and other communications under this Note shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to any Maker, to:

c/o Would Management Technologies, Inc.
777 Main Street, Suite 3100
Fort Worth, Texas 76102
Attn: Scott A. Haire

With a copy to:

Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202
Attn: Richard F. Dahlson

If to Payee, to:

1200 West Freeway
Fort Worth, Texas 76102
Attn: Bryant Gaines

With a copy to:

Wick Phillips Gould & Martin, LLP
2100 Ross Ave., Suite 950
Dallas, Texas 75201
Attn: David J. Drez

13. Severability. In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

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EXECUTED as of the date set forth above.

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ______________________

Scott A. Haire
Chief Executive Officer

WOUND CARE INNOVATIONS, INC.

By: ______________________

Scott A. Haire
Chief Executive Officer

BIOPHARMA MANAGEMENT TECHNOLOGIES, INC.

By: ______________________

Scott A. Haire
Chief Executive Officer

RESORBABLE ORTHOPEDIC PRODUCTS, LLC.

By: ______________________

Scott A. Haire
Chief Executive Officer